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                                                                    EXHIBIT 23.3


We hereby consent to the incorporation by reference in the Joint Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Southern Mineral Corporation of our report dated March 25, 1997 appearing on page F-2 of Amerac Energy Corporation's Annual Report on Form 10-KSB for the year ended December 31, 1996. We also consent to the references to us under the headings "Relationships with Independent Accountants" and "Experts" in such Joint Proxy Statement/Prospectus.



/s/ PRICE WATERHOUSE LLP

Fort Worth, TX
December 8, 1997